UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2015 (May 20, 2015)
Date of Report (Date of earliest event reported)

Caesars Acquisition Company
(Exact name of registrant as specified in its charter)

Delaware	001- 36207	46-2672999
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 20, 2015 (the “Annual Meeting”).

At the Annual Meeting, the Company's stockholders:

(1) Elected three Class II Directors nominated by the Board to serve until the 2018 Annual Meeting of Stockholders and until their successors are elected and qualified, with voting results as follows:

Proposal 1: Election of Directors	Votes For	Votes Against	Withheld/Abstain	Broker Non-Votes
Don Kornstein	112,340,405	0	11,314,558	9,350,294
Karl Peterson	107,231,857	0	16,423,106	9,350,294
David Sambur	106,136,958	0	17,518,005	9,350,294

(2) Approved the ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31 2015, with voting results as follows:

Proposal 2:
	Votes For	Votes Against	Withheld/Abstain
Ratification of the Appointment of Deloitte & Touche, LLC as the Company's Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2015.	129,551,587	1,390,062	2,063,608

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2015	CAESARS ACQUISITION COMPANY

By: /s/ CRAIG J. ABRAHAMS
Craig J. Abrahams
Chief Financial Officer